UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
______________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2019

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2788 San Tomas Expressway, Santa Clara, CA (Address of principal executive offices)	95051 (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2019, the Board of Directors of NVIDIA Corporation (“NVIDIA” or the “Company”) appointed Donald F. Robertson Jr. as Vice President, Chief Accounting Officer and Principal Accounting Officer of NVIDIA, effective as of the date of his employment start date on June 17, 2019. Mr. Robertson will report to Colette Kress, Executive Vice President and Chief Financial Officer.
Mr. Robertson, age 50, most recently served at Western Digital Corporation as Vice President, Finance and Chief Accounting Officer in 2019 and Vice President, Accounting form 2016 to 2019. Mr. Robertson previously served as Vice President and Chief Accounting Officer for SanDisk Corporation from 2011 to 2016 and its Corporate Controller from 2006 to 2011. Mr. Robertson is a certified public accountant, holds a B.A. degree in Quantitative Economics and Decision Sciences from University of California, San Diego and a M.S. degree in Accounting from San Jose State University.
Mr. Robertson will assume the Chief Accounting Officer and Principal Accounting Officer position from Michael Byron, who will assume a new finance role within NVIDIA, effective as of June 17, 2019, as Vice President, Finance, Merger & Acquisition Integration and Financial Systems.
Mr. Robertson’s offer letter provides that Mr. Robertson will be employed by NVIDIA “at will” and contains the following additional terms:

(1)	He will receive an annual base salary of $650,000;
(2)	He will receive a sign on bonus of $600,000, which must be repaid to NVIDIA if he resigns or is terminated prior to his first anniversary of his employment;
(3)
He will receive a grant of 15,000 Restricted Stock Units (RSUs). The RSUs will vest and be issued approximately over a four (4) year period, with 25% of the shares subject to the RSU being issued on September 16, 2020 and 6.25% of the shares subject to the RSU being issued every three months thereafter, on the second Wednesday in December and the third Wednesdays in March, June and September; provided in each case he remains employed with NVIDIA on each vesting/issuance date. The terms of the RSUs will be governed by the Amended and Restated NVIDIA Corporation 2007 Equity Incentive Plan, filed as Exhibit 10.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and the form of Global RSU grant notice and Global RSU agreement filed as Exhibit 10.19 to the Annual Report on Form 10-K for the fiscal year ended January 27, 2019, filed with the SEC on February 21, 2019;

(4)
He will be eligible to participate in the Amended and Restated NVIDIA Corporation 2012 Employee Stock Purchase Plan, which is filed as Exhibit 10.2 to the Current Report on Form 8-K, filed with the SEC on May 21, 2018; and

(5)	He will be eligible to participate in our comprehensive benefits programs.

A copy of the offer letter is filed hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the offer letter is subject to, and qualified in its entirety by, the offer letter.
Mr. Robertson has also entered into NVIDIA’s standard indemnity agreement, filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 0-23985) filed with the SEC on March 7, 2006, which would require NVIDIA to indemnify Mr. Robertson, under the circumstances and to the extent provided for therein, against certain expenses and other amounts incurred by Mr. Robertson as a result of being made a party to certain actions, suits, proceedings and the like by reason of his position as an officer of NVIDIA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated May 21, 2019, between NVIDIA Corporation and Donald Robertson

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: June 17, 2019	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer